Exhibit 5.1

Bunge Global SA Route de Florissant 13 1206 Geneva Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zürich homburger.ch +41 43 222 10 00

  September 9, 2024

Bunge Global SA

Ladies and Gentlemen

We, Homburger AG, have acted as special Swiss counsel to Bunge Global SA, a Swiss corporation (the Company), in connection with the registration statement on Form S−3 to be filed on the date hereof (the Registration Statement) with the United States Securities and Exchange Commission (the SEC) under the Securities Act of 1933, as amended (the Act), for the purpose of registering (i) registered shares of the Company with a par value of USD 0.01 each (the Registered Shares), (ii) debt securities of Bunge Limited Finance Corp. and Bunge Finance Europe B.V. (the Debt Securities) and (iii) guarantees by the Company of the Debt Securities (the Guarantee) from time to time pursuant to Rule 415 under the Act (the securities pursuant to (i) to (iii) collectively the Securities). The Registration Statement contains a prospectus that has been prepared in accordance with the Act (the Prospectus).

As such counsel, we have been requested to give our opinion as to certain legal matters under Swiss law.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Documents (as defined below).

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. This opinion is also confined to the matters stated herein and the Documents (as defined below), and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents (including in the case of the Registration Statement, the Prospectus and any document incorporated by reference therein or exhibited thereto) or any other matter.

For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances that are or may be referred to in the Documents, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein, and we relied on the accuracy and completeness of the statements and the information contained therein.

For purposes of giving this opinion, we have only reviewed the following documents (collectively, the Documents):

(i)	an electronic copy of the Registration Statement, including the Prospectus;

(ii)	an electronic copy of the articles of association (Statuten) of the Company in their version dated October 19, 2023, certified by the Commercial Register of the Canton of Geneva, Switzerland on August 15, 2024 (the Articles);

(iii)	an electronic copy of the organizational regulations (Organisationsreglement) of the Company, dated as of October 26, 2023 (the Organizational Regulations); and

(iv)	an electronic copy of a certified excerpt from the Commercial Register of the Canton of Geneva, Switzerland, for the Company, dated as of August 15, 2024 (the Excerpt).

No documents have been reviewed by us in connection with this opinion other than the Documents. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. With respect to documents governed by laws other than the laws of Switzerland, for purposes of this opinion we have relied on the plain meaning of the words and expressions contained therein without regard to any import they may have under the relevant governing law.

II.	Assumptions

In rendering the opinion below, we have assumed the following:

(a)	all documents produced to us as originals are authentic and complete, and all documents produced to us as copies (including, without limitation, fax and electronic copies) conform to the original;

(b)	all documents produced to us as originals and the originals of all documents produced to us as copies were duly executed and certified, as applicable, by the individuals purported to have executed or certified, as the case may be, such documents, and any electronic or facsimile signatures thereon have been produced and used in accordance with applicable internal rules and/or procedures and the individual to whom any such electronic or facsimile signature belongs has consented to the use of his or her signature for each such document on which it appears;

(c)	all information contained in, or material statements given in connection with, the Documents are true and accurate;

(d)	the Documents are within the capacity and power of, and have been validly authorized and executed by, the Company;

(e)	the Company is solvent at all relevant times;

(f)	the Registration Statement will be duly filed by the Company;

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(g)	the filing of the Registration Statement with the Commission has been authorized by all necessary actions under all applicable laws;

(h)	all authorizations, approvals, consents, licenses, exemptions and other requirements for the filing of the Registration Statement or for any other activities carried on in view of, or in connection with, the performance of the obligations expressed to be undertaken by the Company in the Registration Statement have been duly obtained and are and will remain in full force and effect, and any related conditions to which the parties thereto are subject have been satisfied;

(i)	the Registration Statement is unchanged, up-to-date and in full force and effect as of the date hereof, the information contained in the Registration Statement is complete, true, accurate and not misleading, and no material information has been omitted from the Registration Statement;

(j)	(x) the Excerpt is correct, complete and up-to-date as of the date hereof, (y) the Articles and the Organizational Regulations are in full force and effect and have not been amended subsequent to the date set forth above, and (z) no Registered Shares have been issued based on the conditional share capital of the Company, other than as reflected in the number of shares as set forth in the Articles and the Excerpt; and

(k)	no laws other than those of Switzerland will affect any of the conclusions stated in this opinion.

III.	Opinion

Based on the foregoing and subject to the qualifications set out below, we are of the opinion as of the date hereof:

1.	The Company is a corporation (Aktiengesellschaft) duly incorporated and validly existing under the laws of Switzerland with all requisite corporate power and authority to enter into, to perform and to conduct its business as described in the Articles.

2.	The Company's share capital registered in the Commercial Register of the Canton of Geneva, as evidenced in the Excerpt, amounts to USD 1,614,294.72 divided into 161,429,472 Registered Shares. Such Registered Shares have been validly issued, fully paid as to their nominal value and are non-assessable.

3.	New Registered Shares, if and when (i) the nominal amount for such new Registered Shares has been fully paid-in (liberiert), (ii) any such new Registered Shares have been duly authorized by the board of directors of the Company and, if required, the general meeting of shareholders of the Company, (iii) any such new Registered Shares, to the extent required under applicable Swiss law, have been registered in the competent commercial register in Switzerland and (iv) all other requirements under Swiss law, the Articles and the Organizational Regulations in connection with the creation and issuance of any such new Registered Shares have been complied with, will, if and when issued by the Company, be validly issued, fully paid and non-assessable.

4.	Guarantees by the Company, if and when (i) the issue and the amount of any such Guarantees by the Company have been duly authorized by the board of directors of the Company, or, to the extent lawfully delegated, by a committee thereof or by officers authorized by the board of directors or such committee, and (ii) all other requirements under Swiss and any other law applicable to such Guarantees and the Articles in connection with any such Guarantees have been complied with, will, if and when issued by the Company, be duly authorized and validly issued.

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IV.	Qualifications

The above opinions are subject to the following qualifications:

(a)	The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only, based on our independent professional judgment, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)	We express no opinion as to whether the exclusion of the existing shareholders' subscription rights (Bezugsrechte) and/or advance subscription rights (Vorwegzeichungsrechte) in connection with the offering and issuance of Registered Shares out of the capital band or the conditional share capital of the Company complies with Swiss law and the Articles.

(c)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made to the nominal share capital of the Company by the relevant holder of the Registered Shares.

(d)	We express no opinion as to the future availability of the capital band or conditional share capital of the Company.

(e)	Notwithstanding the registration of the capital band and conditional share capital with the competent commercial register, the respective provisions in the Articles establishing the capital band and conditional share capital or the issuance of the Registered Shares may be challenged by dissenting shareholders of the Company or others in court or otherwise.

(f)	Any Registered Shares to be issued by the Company will not be fully fungible and will not rank pari passu with the existing and outstanding Registered Shares until such Registered Shares have been duly entered into the Company’s register of uncertificated securities (Wertrechtebuch) and the main register (Hauptregister) maintained by the relevant third party and all steps have been taken in order for such Registered Shares to constitute intermediated securities (Bucheffekten) in accordance with the Swiss Federal Act on Intermediated Securities.

(g)	As long as the Registered Shares are not duly recorded in the main register and credited to one or more securities accounts, they do not exist as intermediated securities (Bucheffekten). As a consequence, our opinions do not extend to legal consequences attached to the Registered Shares in their form as intermediated securities.

(h)	Any issuance of the Registered Shares out of the Company's conditional share capital must be confirmed by the auditor of the Company, and amended Articles reflecting the issuance of Registered Shares from the Company's conditional share capital, together with said confirmation by the Company’s auditor, must be filed with the competent commercial register no later than three months after the end of the Company’s fiscal year.

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(i)	Any newly issued Registered Shares will have to be registered with the competent commercial register to be validly issued, except that in relation to Registered Shares issued out of the conditional share capital of the Company registration in the competent commercial register is not a pre-condition to the issuance of such Registered Shares.

(j)	We express no opinion as to any tax matters, regulatory matters or as to any commercial, financial, accounting, calculating, auditing or other non-legal matter.

(k)	The exercise of voting rights and rights related thereto with respect to any Registered Shares is only permissible after registration in the Company's share register as a shareholder with voting rights in accordance with the provisions of, and subject to the limitations provided in, the Articles.

(l)	We have not investigated or verified the truth or accuracy of the information contained in the Registration Statement, nor have we been responsible for ensuring that no material information has been omitted from it.

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We have issued this opinion as of the date hereof and we assume no obligation to advise you of any changes in fact or in law that are made or brought to our attention thereafter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

HOMBURGER AG

/s/ David Oser
David Oser

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